Exhibit 10.18

TRANSACTION SERVICES AGREEMENT

THIS TRANSACTION SERVICES AGREEMENT (“Agreement”), effective as of July 25, 2014 (the “Effective Date”), by and between LuLu’s Holdings, LLC, a Delaware limited liability company (the “Company”), and H.I.G. Capital, LLC, a Delaware limited liability company (“Consultant”).

PRELIMINARY STATEMENTS

The Consultant has rendered certain services to the Company, its subsidiaries and affiliates in connection with the creation of the Company, the acquisition of all of the issued and outstanding equity of LuLu’s Fashion Lounge, Inc. and the related transactions in connection therewith (the “Original Transaction”) and certain other services. On the terms and subject to the conditions contained in this Agreement, the Company desires to engage certain services of the Consultant as described herein and the Consultant desires to perform such services for the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Consultant. The Company appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Company’s and its subsidiaries’ businesses, including any other corporations hereafter formed or acquired by the Company or any of its subsidiaries to engage in any business.

2. Board of Managers Supervision. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Managers of the Company (the “Board”) and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of the Board to perform its duties under this Agreement.

3. Authority of the Consultant: Scope of Services. In connection with the Original Transaction and any transaction (as described in Section 6(b) and Section 6(c) below, such transaction a “Specific Transaction”), subject to any limitations imposed by applicable law or regulation, the Consultant shall render or cause to be rendered those services to the Company and its subsidiaries which are set forth on the attached “Transaction Scope of Services” exhibit (or in the case of the Original Transaction, the Consultant has performed such services), including conducting relations on behalf of the Company or its subsidiaries with accountants, attorneys, financial advisors and other professionals with respect to such services, and otherwise the Consultant shall render or cause to be rendered those services to the Company and its subsidiaries which are mutually agreed by the Company and the Consultant, which services may include, without limitation:

(i) advice and support relating to the identification, negotiation and analysis of the transactions contemplated by a Specific Transaction;

(ii) advice and support relating to the negotiation of Specific Transaction financing (and consideration of financing alternatives), including, without limitation, in connection with the target and its subsidiaries’ capital expenditures;

(iii) other advice relating to Specific Transaction finance matters, including assistance in the preparation of financial projections;

(iv) advice relating to Specific Transaction marketing issues, including assessment of marketing plans and strategies relating to specific transactions;

(v) advice relating to Specific Transaction human resource issues, including searching and hiring of executives with respect to a Specific Transaction (to the extent required); and

(vi) other services for the Company and its subsidiaries upon which the Company and the Consultant mutually agree.

The Consultant will use its commercially reasonable efforts to cause its employees and agents to give the Company and its subsidiaries the benefit of its special knowledge, skill and business expertise to the extent relevant to the Company’s and its subsidiaries’ business and affairs.

4. Reimbursement of Expenses; Independent Contractor. All out-of-pocket expenses reasonably incurred by the Consultant in the performance of its duties under this Agreement which are approved in advance by the Board (“Approved Expenses”) shall be for the account of, on behalf of, and at the expense of the Company. Consultant shall not be obligated to make any advance to or for the account of the Company or any of its subsidiaries or to pay any sums, except out of funds held in accounts maintained by the Company nor shall the Consultant be obligated to incur any liability or obligation for the account of the Company or any subsidiary without assurance that the necessary funds for the discharge of such liability or obligation will be provided. Upon submission of reasonable evidence of incurrence and purpose, the Company shall reimburse the Consultant by wire transfer of immediately available funds for any amount paid by the Consultant for Approved Expenses, which shall be in addition to any other amount payable to the Consultant under this Agreement. The Consultant shall be an independent contractor, and nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company or any subsidiary and the Consultant, (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) to constitute the Consultant or any of its employees as employees, officers or agents of the Company or any subsidiary.

5. Other Activities of the Consultant; Investment Opportunities. The Company acknowledges and agrees that neither Consultant nor any of the Consultant’s employees, officers, directors, stockholders, members, partners, managers, affiliates or associates shall be required to devote full time and business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary. The Company further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of investing in, acquiring and/or managing business for the Consultant’s own account, for the account of the Consultant’s affiliates and associates and for the account of other unaffiliated parties, and understands that the Consultant plans to continue to be engaged in such business (and other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries or affiliates nor to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Consultant shall be required to bring only such investments and/or business opportunities to the attention of Company or any of its subsidiaries as the Consultant, in its sole discretion, deems appropriate.

6. Compensation of the Consultant.

(a) In connection with the consummation of the Original Transaction, the Company hereby agrees to pay (or procure the payment of) to the Consultant or its designees a cash fee of an amount equal to $452,000 as an investment banking fee, plus all reasonable out-of-pocket expenses incurred by the Consultant and its subsidiaries, affiliates and advisors in rendering services as described herein. Such fees and expenses shall be paid by wire transfer in cash or other immediately available funds to the account(s) designated by the Consultant.

(b) In consideration of the Consultant’s agreement to provide the services described herein, the Company will pay to the Consultant or its designees in cash an investment banking fee of 1.0% of the Enterprise Value of the Company (or any holding company or parent), upon the closing of the earlier of (i) the Company’s (or any holding company or parent or subsidiary used for such purpose) initial public offering and (ii) the sale of the Company or the sale of all or substantially all of the assets of the Company (in each case, whether such transaction or series of transactions is by way of merger, purchase or sale of stock, purchase or sale or other disposition of assets, recapitalization, reorganization, consolidation, tender offer, public or private offering or otherwise, and whether consummated directly by the Company or its subsidiaries or indirectly by their respective stockholders). At no time will such fees be reduced from the amounts stated herein. The Company shall also pay to the Consultant or its designees in cash an investment banking fee of 1.0% of the Enterprise Value of any subsidiary of the Company, upon the closing of the earlier of (i) the subsidiary’s (or any holding company or parent used for such purpose) initial public offering and (ii) the sale of the subsidiary or the sale of all or substantially all of the assets of the subsidiary (in each case, whether such transaction or series of transactions is by way of merger, purchase or sale of stock, purchase or sale or other disposition of assets, recapitalization, reorganization, consolidation, tender offer, public or private offering or otherwise, and whether consummated directly by the subsidiary or its subsidiaries or indirectly by their respective stockholders). At no time will such fees be reduced from the amounts stated herein. As used herein, “Enterprise Value” shall mean an amount equal to (A) the initial public offering price per share received by the Company (or such subsidiary) multiplied by the number of shares of the Company (or such subsidiary) outstanding on a fully diluted basis in the case of the Company’s or subsidiary’s initial public offering, plus (B) the sum of (i) the cash paid to the stockholders of the Company (or such subsidiary), (ii) the aggregate fair market value of any securities and any other non-cash consideration delivered to the stockholders of the Company or such subsidiary) and (iii) the amount of all indebtedness for borrowed money of the Company or any of its subsidiaries, which is assumed or acquired by the purchasers or retired or defeased in connection with such sale of the Company (or such subsidiary) or all or substantially all of the assets of the Company (or such subsidiary). The fair market value of any securities issued and any other non-cash consideration delivered in connection with the sale of the Company (or such subsidiary) or all or substantially all of the assets of the Company (or such subsidiary) will be the value determined by the Company (or such subsidiary) and the Consultant on the date that the Board approves the sale.

(c) In consideration of the Consultant’s agreement to provide the services described herein, upon the occurrence of any Transaction, the Company will pay to the Consultant in cash an investment banking fee of 1.0% of the Total Value upon the closing of such Transaction. As used in this Section 6(c):

(i) “Transaction” shall mean (A) a merger or consolidation of the Company or any of its subsidiaries with or into another corporation of which the Company or such subsidiary is the surviving corporation and the equityholders of the Company immediately prior to such merger or consolidation continue to own at least fifty percent (50%) of the outstanding equity of the Company following such merger or consolidation, (B) the purchase by the Company or any of its subsidiaries of a majority of another entity’s capital stock or equity or all or substantially all of another entity’s assets, or (C) the acquisition of any debt or equity financing by the Company or any subsidiary; provided, however, that any fee payable to the Consultant upon the acquisition of equity financing pursuant to an initial public offering shall be calculated solely pursuant to Section 6(b) above; and

(ii) “Total Value” shall mean an amount equal to, in the case of Section 6(c)(i)(A) or Section 6(c)(i)(B) above, the sum of (1) the cash consideration paid by the Company or any of its subsidiaries to any party, (2) the aggregate fair market value of any equity or debt securities and any other non-cash consideration delivered by the Company or any of its subsidiaries to any party, and (3) the amount of all indebtedness for borrowed money of any party which is assumed, acquired, retired or defeased by the Company or any of its subsidiaries, in each case in connection with a Transaction or, in the case of Section 6(c)(i)(C) above, the gross funds raised by the Company pursuant to such debt or equity financing.

(d) If, at any time, (i) the Company pays the Consultant or its designees any fee pursuant to Section 6(b) or Section 6(c) above (an “Additional Fee”) and (ii) Seller owns any Class A Units (as defined in that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof (as amended from time to time, the “LLC Agreement”)) at the time of such payment, then the Company shall simultaneously pay to Seller a fee equal to (A) the quotient of (1) the amount of such Additional Fee paid to the Consultant or its designees, divided by (2) 1 minus the Pro-Rata Percentage as of the date of the payment of such Additional Fee, minus (B) the amount of such Additional Fee paid to the Consultant or its designees. For purposes of this Section 6(d), “Pro-Rata Percentage” means an amount equal to (x) the total number of Class A Units owned by Seller as of the date of the payment of such Additional Fee, divided by (y) the total number of vested Units then held by all of the Members (as defined in the LLC Agreement) as of the date of the payment of such Additional Fee. By way of example and for illustration purposes only, if the Pro-Rata Percentage is 30% and the Company pays the Consultant or its designees an Additional Fee of $700,000, then a fee of $300,000 will be paid by the Company to Seller in cash.

As used in this Section 6, “Company” shall include any holding company or parent company of the Company. Nothing in this Agreement shall have the effect of prohibiting the Consultant or any of its affiliates from receiving any other fees from the Company, including under that certain Professional Services Agreement, dated as of the date hereof, by and among the Company and the Consultant.

7. Term. This Agreement shall commence as of the Effective Date and shall remain in effect through the tenth anniversary of the Effective Date (the “Original Term”) and shall be automatically extended thereafter on a year to year basis unless the Company or the Consultant provides written notice of its desire to terminate this Agreement to the other party at least 90 days prior to (i) the expiration of the Original Term or (ii) the date upon which any such extension would otherwise have become effective.

8. Standard of Care. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any of its subsidiaries or for any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by fraud or intentional misconduct of the Consultant as finally judicially determined by a court of competent jurisdiction.

9. Indemnification of Consultant. The Company and its subsidiaries hereby agree to jointly and severally indemnify and hold harmless the Consultant and its present and future officers, directors, stockholders, members (both managing and otherwise), partners (both general and limited), managers, affiliates, employees, representatives and agents (“Indemnified Parties”) from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from their performance of services hereunder, except to the extent caused by fraud or intentional misconduct of the Consultant as finally judicially determined by a court of competent jurisdiction. The Company further agrees to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys’ fees and expenses), subject to an undertaking from such Indemnified Party to repay the Company if it is finally judicially determined that the Indemnified Party is not entitled to such indemnity. The Consultant does not make any representations or warranties, express or implied, in respect of the services provided hereunder.

10. Assignment. Without the consent of the Consultant, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and delegate its obligations hereunder to one or more of its affiliates.

11. Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier services (charges prepaid) to the parties at the following addresses:

If to the Company:	c/o H.I.G. Growth Partners, LLC 500 Boylston Street, 13th Floor Boston, Massachusetts 02116 Attention: John Kim and Evan Karp Facsimile: [***]

If to the Consultant:	H.I.G. Capital, L.L.C. 1450 Brickell Avenue, 31st Floor Miami, Florida 33131 Attention: General Counsel Fax: [***]

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

12. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

13. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

14. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

15. Governing Laws. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

16. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

17. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

18. EXCLUSIVE VENUE. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF FLORIDA OR THE STATE COURT IN MIAMI DADE COUNTY, FLORIDA (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

19. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement. Delivery of executed signature pages hereof by facsimile transmission, telecopy or portable document format (.pdf) shall constitute effective and binding execution and delivery of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Transaction Services Agreement to be duly entered by the authorized representatives as of the date first above written.

LULU’S HOLDINGS, LLC

/s/ Evan Karp
By: Evan Karp
Title: Secretary

H.I.G. CAPITAL, LLC

By: Richard Siegel
Title: Vice President and General Counsel

[SIGNATURE PAGE TO TRANSACTION SERVICES AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Transaction Services Agreement to be duly entered by the authorized representatives as of the date first above written.

LULU’S HOLDINGS, LLC

By: Evan Karp
Title: Secretary

H.I.G. CAPITAL, LLC

/s/ Richard Siegel
By: Richard Siegel
Title: Vice President and General Counsel

[SIGNATURE PAGE TO TRANSACTION SERVICES AGREEMENT]

Transaction Scope of Services Exhibit

•	Prepare company overview materials for investment banking presentations, including overall positioning/marketing of the business

•	Review investment banking presentations and attend presentations

•	Interview and select investment banking sellside advisors

•	Negotiate fee agreement with sellside advisors

•	Potentially select investment banking buyside advisors

•	Select and engage counsel for work

•	Organize, understand and if necessary reformat historical financials

•	If necessary, engage and manage financial advisory firms to help prepare any of the foregoing information

•	Assist in generating weekly or monthly budget for first year, and then quarterly or annual budget up to 5 years out for investment banking presentations

•	Prepare quality of earnings analysis, including management addbacks, for purposes of financial presentation

•	If necessary, engage accounting firms to validate quality of earnings reports

•	If necessary, engage environmental studies to prepare company for sale for buyer’s benefit or to benefit an acquisition by the company

•	If necessary, engage asset appraisal firms to prepare company for sale for buyer’s benefit or to benefit an acquisition by the company

•	If necessary, help arrange financing for potential bidders

•	Arrange financing for acquisitions by the company

•	If necessary, engage consultants to provide a report on competitive landscape in the company’s or acquisition target’s sector

•	Help create, review and/or organize diligence materials for electronic data room

•	Help create, review and/or organize purchase agreement schedules

•	Help draft teaser in conjunction with sellside bankers

•	Help draft confidential information memorandum in conjunction with sellside bankers

•	Help draft management presentation in conjunction with sellside bankers

•	Respond to numerous buyer diligence requests, in conjunction with the company and sellside bankers

•	Provide input on confidentiality agreement form to send to buyers, as well as any modifications that potential buyers may request

•

Provide guidance and make ultimate decision regarding investment banker’s interactions with buyers including (1) who to send materials to (some may need to be excluded for competitive or confidentiality purposes), (2) type of messaging to respective buyers, (3) which parties to invite into management meetings, (4) which party to ultimately select as the buyer and what kind of exclusivity to grant the bidder

•	Negotiate purchase agreement, including key economic terms, net working capital adjustment, escrows, indemnification, etc.

•	Help obtain payoff letters from various creditors and transaction services providers

•	Create funds flow document including wiring instructions, and often initiate wires internally

•	Help draft press release and negotiate with buyer if necessary

•	Engage and negotiate tail insurance policy for managers, directors and officers

•	Following closing, monitor, negotiate and potentially litigate net working capital settlement

•	Following closing, monitor, negotiate and potentially litigate any potential indemnification claims

•	Manage distribution of funds at closing and any subsequent settlements or escrow releases